Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2012

FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO, March 20, 2013. Claire’s Stores, Inc. (the “Company”) is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids. The Company today reported its financial results for the fiscal 2012 fourth quarter and fiscal year, which ended February 2, 2013.

Fourth Quarter Results

The Company reported net sales of $493.4 million for the fiscal 2012 fourth quarter, an increase of $58.5 million, or 13.4% compared to the fiscal 2011 fourth quarter. Fiscal 2012 fourth quarter included 14 weeks of operations compared to fiscal 2011 fourth quarter which included 13 weeks. Net sales for the additional week of operations were $23.6 million. The balance of the sales increase was attributable to an increase in same store sales, new store sales, increases in shipments to franchisees, and foreign currency translation effect of our non-U.S. sales, partially offset by the effect of store closures. Excluding the extra week of net sales in fiscal 2012 fourth quarter, net sales would have increased 8.0% or 7.6%, excluding the impact from foreign currency exchange rate changes.

During fiscal 2012 fourth quarter, the Company entered two new countries, opening three stores in China and two stores in Italy.

Consolidated same store sales increased 5.4% for the 13 weeks ended January 26, 2013 compared to the 13 weeks ended January 28, 2012, with North America same store sales increasing 5.9%, and Europe same store sales increasing 4.4%. Our first quarter consolidated quarter-to-date same store sales performance is currently in the low to mid positive single digits. We compute same store sales on a local currency basis, which eliminates any impact from changes in foreign exchange rates and the additional week.

Gross profit percentage increased 180 basis points to 54.5% during the fiscal 2012 fourth quarter compared to 52.7% during the prior year quarter. Excluding the additional week of operations, the gross profit percentage increased 140 basis points to 54.1%. This increase in gross profit percentage consisted of a 150 basis point decrease in occupancy costs and a 10 basis point decrease in buying and buying-related costs, partially offset by a 20 basis points decrease in merchandise margin. The improvement in occupancy rate resulted primarily from the leveraging effect of an increase in same store sales. The decrease in merchandise margin resulted primarily from an increase in shrink and a reduction in initial markup.

Selling, general and administrative expenses increased $19.0 million, or 15.4%, and was 50 basis points higher as a percentage of sales compared to the fiscal 2011 fourth quarter. Excluding the additional week of operations and an unfavorable $0.3 million foreign currency translation effect, selling, general and administrative expenses would have increased $10.4 million, or 20 basis points as a percentage of sales. The majority of this increase was due to compensation related expenses, such as non-cash stock compensation, bonuses and salaries.

Adjusted EBITDA for the 14 weeks ended February 2, 2013 was $129.6 million compared to $102.7 million in the 13 week fiscal 2011 fourth quarter. Adjusted EBITDA for the additional week of operations was $6.2 million. The Company defines Adjusted EBITDA as earnings before provision for income taxes, gain (loss) on early debt extinguishment, net interest expense, impairment, and depreciation and amortization. Adjusted EBITDA excludes severance, management fees, the impact of transaction-related costs and other non-recurring or non-cash expenses, and normalizing occupancy costs for certain rent-related adjustments. Net income for the 2012 fourth quarter was $42.2 million. A reconciliation of net income to Adjusted EBITDA is provided below.

At February 2, 2013, cash and cash equivalents were $167.0 million. The Company’s Amended $115 million Revolving

Credit Facility remains undrawn. The fiscal 2012 fourth quarter cash balance increase of $104.3 million consisted of positive impacts of $129.6 million of Adjusted EBITDA and $44.0 million from seasonal working capital and reductions for $38.5 million of cash interest, $25.4 million of capital expenditures, and $5.4 million of tax payments and other cash items.

Fiscal 2012 Results

Net sales in fiscal 2012 were $1,557.0 million, an increase of $61.1 million, or 4.1%, compared to 2011. Fiscal 2012 included 53 weeks of operations compared to 52 weeks in Fiscal 2011. Excluding the extra week of net sales in Fiscal 2012, net sales would have increased 2.5% or 4.3%, excluding the impact from foreign currency exchange rate changes. Consolidated same store sales increased 1.8% for the 52 weeks ended January 26, 2013 compared to the 52 weeks ended January 28, 2012, with North America same stores increasing 1.9% and Europe same stores increasing 1.7%.

Adjusted EBITDA for the 53 weeks ended February 2, 2013 was $308.0 million, compared to $274.7 million in fiscal 2011 which consisted of 52 weeks. Net income for fiscal 2012 was $1.3 million. A reconciliation of net income to Adjusted EBITDA is provided below.

Store Count as of:	February 2, 2013	October 27, 2012	January 28, 2012

North America	1,921	1,939	1,953
Europe	1,161	1,149	1,118
China	3	—	—

Subtotal Company-Owned	3,085	3,088	3,071

Franchise	392	381	381

Total	3,477	3,469	3,452

Conference Call Information

The Company will host its fourth quarter conference call on March 21, 2013 at 10:00 am. (EDT). The call-in number is 210-839-8081 and the password is “Claires.” A replay will be available through April 21, 2013. The replay number is 800-391-9851 and the password is 6582. The conference call is also being webcast and archived until April 21, 2013 on the Company’s corporate website at http://www.clairestores.com, where it can be accessed by clicking on the “Events” link located under “Financial Information” for a replay or download as an MP3 file.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its two store concepts: Claire’s® and Icing®. As of February 2, 2013, Claire’s Stores, Inc. operated 3,085 stores in North America, Europe, and China. The Company also franchised 392 stores in Japan, the Middle East, Turkey, Greece, Guatemala, Malta, Ukraine, Mexico, India, Dominican Republic, El Salvador, Venezuela, Panama, Honduras, and Indonesia. More information regarding Claire’s Stores is available on the Company’s corporate website at http://www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: changes in consumer preferences and consumer spending; competition; our level of indebtedness; general economic conditions; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic due to high gasoline prices or other general economic conditions; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our store base in Europe and China or expand our international franchising operations; inability to design and implement new information systems or disruptions in adapting our information systems to allow for e-commerce sales; delays in anticipated store openings or renovations; uncertainty that definitive financial results may differ from preliminary financial results due to, among other things, final U.S. GAAP adjustments; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including changes in federal, state or local regulations governing the sale of our merchandise, particularly regulations relating to the content in our merchandise, general employment laws, including laws relating to overtime pay and employee benefits, health care laws, tax laws and import laws; product recalls; loss of key members of management; increases in the cost of labor; labor disputes; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 filed with the SEC on April 4, 2012. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Note: Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: http://www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100 or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

FOURTH FISCAL QUARTER

	Three Months Ended February 2, 2013	Three Months Ended January 28, 2012
Net sales	$493,398	$434,907
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	224,544	205,529

Gross profit	268,854	229,378

Other expenses:
Selling, general and administrative	143,132	124,051
Depreciation and amortization	16,647	18,218
Severance and transaction-related costs	1,660	5,979
Other income, net	(3,451)	(3,544)

	157,988	144,704

Operating income	110,866	84,674
Gain on early debt extinguishment	—	1,937
Interest expense, net	60,854	42,362

Income before income tax expense	50,012	44,249
Income tax expense	7,806	4,775

Net income	$42,206	$39,474

YEAR TO DATE

	Twelve Months Ended February 2, 2013	Twelve Months Ended January 28, 2012
Net sales	$1,557,020	$1,495,900
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	755,996	724,775

Gross profit	801,024	771,125

Other expenses:
Selling, general and administrative	503,254	504,360
Depreciation and amortization	64,879	68,753
Severance and transaction-related costs	2,828	6,928
Other income, net	(6,105)	(1,254)

	564,856	578,787

Operating income	236,168	192,338
Gain (loss) on early debt extinguishment	(9,707)	6,405
Interest expense, net	210,797	176,475

Income before income tax expense	15,664	22,268
Income tax expense	14,382	10,636

Net income	$1,282	$11,632

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	February 2, 2013	January 28, 2012
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents and restricted cash of $0 and $4,350, respectively	$166,956	$174,374
Inventories	157,549	142,104
Prepaid expenses	19,701	20,010
Other current assets	29,621	25,423

Total current assets	373,827	361,911

Property and equipment:
Furniture, fixtures and equipment	234,209	207,620
Leasehold improvements	312,789	281,774

	546,998	489,394
Less accumulated depreciation and amortization	(325,618)	(281,874)

	221,380	207,520

Leased property under capital lease:
Land and building	18,055	18,055
Less accumulated depreciation and amortization	(2,708)	(1,805)

	15,347	16,250

Goodwill	1,550,056	1,550,056
Intangible assets, net of accumulated amortization of $57,672 and $49,270, respectively	547,433	549,768
Deferred financing costs, net of accumulated amortization of $27,156 and $55,818, respectively	41,381	33,025
Other assets	49,848	44,495

	2,188,718	2,177,344

Total assets	$2,799,272	$2,763,025

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Trade accounts payable	$73,445	$60,704
Income taxes payable	10,508	10,228
Accrued interest payable	68,254	31,859
Accrued expenses and other current liabilities	99,529	104,525

Total current liabilities	251,736	207,316

Long-term debt	2,373,366	2,386,382
Obligation under capital lease	17,232	17,290
Deferred tax liability	120,968	120,452
Deferred rent expense	29,859	28,861
Unfavorable lease obligations and other long-term liabilities	20,551	25,020

	2,561,976	2,578,005

Commitments and contingencies

Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares;issued and outstanding 100 shares	—	—
Additional paid-in capital	618,403	619,453
Accumulated other comprehensive income (loss), net of tax	3,273	(4,351)
Accumulated deficit	(636,116)	(637,398)

	(14,440)	(22,296)

Total liabilities and stockholder’s deficit	$2,799,272	$2,763,025

Net Income Reconciliation to EBITDA and Adjusted EBITDA

EBITDA represents net income before provision for income taxes, gain (loss) on early debt extinguishment, interest income and expense, impairment and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess our operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in our business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income, in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of our results of operations. Our calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing our indebtedness.

EBITDA and Adjusted EBITDA are not measures of financial performance under U.S. GAAP, are not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using EBITDA and Adjusted EBITDA by using it only to supplement our U.S. GAAP results to provide a more complete understanding of the factors and trends affecting our business. Each of EBITDA and Adjusted EBITDA has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Some of the limitations of EBITDA and Adjusted EBITDA are:

•	EBITDA and Adjusted EBITDA do not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital requirements;

•	EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on our indebtedness; and

•	EBITDA and Adjusted EBITDA do not reflect extraordinary items and non-recurring expenses such as one-time write-offs to inventory and reserve accruals.

While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet indebtedness service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that these measures provide useful information to investors, the SEC may require that EBITDA and Adjusted EBITDA be presented differently or not at all in future filings we will make with the SEC.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended February 2, 2013	Three Months Ended January 28, 2012	Twelve Months Ended February 2, 2013	Twelve Months Ended January 28, 2012
Net income (a)	$42,206	$39,474	$1,282	$11,632
Income tax expense	7,806	4,775	14,382	10,636
Loss (gain) on early debt extinguishment	—	(1,937)	9,707	(6,405)
Interest expense	60,971	42,465	210,996	176,856
Interest income	(117)	(103)	(199)	(381)
Depreciation and amortization	16,647	18,218	64,879	68,753

Reported EBITDA	127,513	102,892	301,047	261,091
– stock compensation, book to cash rent, intangible amortization (b)	690	(3,242)	857	1,875
– management fee, consulting (c)	839	750	3,518	3,000
– other (d)	531	2,291	2,612	8,766

Adjusted EBITDA	$129,573	$102,691	$308,034	$274,732

a)	Fiscal 2011 includes a $3.4 million and $2.0 million gain for the three and twelve months ended January 28, 2012, respectively, to remeasure the Euro loan at the period end foreign exchange rate.

b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations and non-cash amortization of lease rights.

c)	Includes: the management fee paid to Apollo Management and Morgan Joseph Tri-Artisan Capital Partners and non-recurring consulting expenses.

d)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures; costs, including third party charges and compensation, incurred in conjunction with the relocation of new employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts and foreign currency denominated debt of our foreign entities into their functional currency; and severance and transaction related costs.